UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                              EXCHANGE ACT TO 1934

       Date of Report (Date of Earliest Event Reported): February 11, 2003

                              SIENA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                     1-6868                                      75-1043392
            (Commission File Number)                         (IRS Employer
                                                             Identification No.)

5068 West Plano Parkway, Suite 300, Plano, Texas                    75093
    (Address of principal executive offices)                     (Zip code)

                                 (972) 381-4255
              (Registrant"s telephone number, including area code)

                           Lomas Financial Corporation
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

The Company has been informed by the owner of the Treemont retirement community, which the Company manages through its subsidiary Siena Housing Management Corp, that an agreement to sell the Treemont property has been terminated. A possible sale event was anticipated by an Amendment to the Management Agreement between the Company and the Treemont owners and provides for the termination of the Management Agreement upon the sale of Treemont if the Company is compensated a percentage of the net sale proceeds as defined. The Amendment provides for a minimum payment of $2 million. The owners of Treemont have advised the Company that they intend to continue to market the property for sale. The result of any sale would materially and adversely impact the revenue and cash flow of the Company.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   None.

      (b)   None.

      (c)   None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SIENA HOLDINGS, INC.


Date: February 11, 2003                 By: /s/ W. Joseph Dryer
                                        ---------------------------
                                        W. Joseph Dryer
                                        President